UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2008

Exact Name of Registrant as Specified in
	Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 8.01. Other Events.
SIGNATURES

Item 8.01. Other Events.
Interim Rate Order
     On December 18, 2008, the Arizona Corporation Commission (the “ACC”) voted to approve an emergency interim base rate surcharge for Arizona Public Service Company (“APS”), effective for all bills issued after December 31, 2008. This surcharge is expected to increase annual pretax retail revenues approximately $65.2 million, and is subject to refund with interest pending the final outcome of APS’ general retail rate case. APS had requested an interim increase of approximately $115 million in annual pretax retail revenues. For a typical residential customer on APS’ standard rate schedule, the surcharge will result in a monthly increase of $1.46 in the winter and $1.99 in the summer.
     The decision requires that APS (a) examine its operations and expenses, targeting additional cuts of at least $20 million, and reinvest the savings and surcharge revenues “in infrastructure and technology necessary to serve APS customers and reduce the need for external debt financing”; (b) file with the ACC periodic reports of communications with credit ratings agencies; and (c) post a $10 million bond or letter of credit until the ACC issues a final order in APS’ general retail rate case.
     The ACC is expected to issue a written order reflecting the decision before year-end. Each party to the proceeding will have the option of filing a motion for reconsideration of the written order within 20 days of its issuance.
     Additionally, during the ACC open meeting in which the ACC approved the interim base rate surcharge, the director of the ACC Utilities Division stated that the Division’s prepared testimony in APS’ general rate case, which is scheduled to be filed with the ACC on December 19, 2008, will recommend an increase in annual pretax retail revenues that is more than the $65.2 million granted for the interim base rate surcharge.
     For more information regarding APS’ request for an interim base rate surcharge and the general retail rate proceeding, see “Motion for Approval of Interim Rate” and “2008 General Rate Case” in Note 5 of Notes to Condensed Consolidated Financial Statements in the Pinnacle West/APS Quarterly Report for the fiscal quarter ended September 30, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: December 18, 2008	By:	/s/ James R. Hatfield
James R. Hatfield
Senior Vice President and Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)
Dated: December 18, 2008	By:	/s/ James R. Hatfield
James R. Hatfield
Senior Vice President and Chief Financial Officer